UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

OPTION CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19878	36-3791193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Half Day Road, Suite 300 Buffalo Grove, Illinois		60089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-2100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Option Care, Inc. (the “Company”) entered into an Indenture with LaSalle Bank National Association, as trustee, that provides for the issuance of the Company’s 2.25% Convertible Senior Notes due 2024 (the “Notes”) on November 2, 2004.  A copy of the Indenture is attached hereto as Exhibit 4.1 to this Current Report and is incorporated herein be reference.

The Company entered into a Registration Rights Agreement with UBS Securities LLC and Piper Jaffray & Co. on November 2, 2004.  The Registration Rights Agreement provides the holders of the Notes and the shares of common stock issuable upon conversion of the Notes with certain registration rights.  A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

With respect to the Company’s private placement of $75.0million aggregate principal amount of the Notes, on November 10, 2004, the Company closed on the private placement of an additional $11.25 million aggregate principal amount of its Notes issued pursuant to an over allotment option granted to the initial purchasers by the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

4.1                                 Indenture dated as of November 2, 2004 by and among the Company and LaSalle Bank National Association (including the Form of 2.25% Convertible Senior Note due 2024).

4.2                                 Registration Rights Agreement dated as of November 2, 2004 by and among the Company, UBS Securities LLC and Piper Jaffray & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION CARE, INC.

By: /s/ Paul Mastrapa
Date: November 12, 2004	Name: Paul Mastrapa
Title: Senior Vice President and Chief Financial Officer